Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS FOURTH QUARTER 2009 RESULTS
     NASHVILLE, Tenn., Jan. 19, 2010 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported its preliminary fourth quarter results. Loss per fully diluted common share available to common stockholders was $0.12 for the quarter ended Dec. 31, 2009, compared to earnings per fully diluted common share available to common stockholders for the quarter ended Dec. 31, 2008, of $0.31.
     Fully diluted loss per common share available to common stockholders was $1.46 for the year ended Dec. 31, 2009, compared to earnings per fully diluted common share available to common stockholders for the year ended Dec. 31, 2008, of $1.27.
SUMMARY OF KEY POINTS:
     During the fourth quarter, Pinnacle continued its emphasis on aggressively addressing problem loans and expanding the core earnings capacity of the firm. Specifically:
•	Pinnacle increased the loan loss allowance and associated provision expense during the fourth quarter of 2009.

•	Pinnacle’s 25.2 percent annual growth rate in core deposits (all deposits except time deposits greater than $100,000) reflects the continued growth in its client base in Nashville and Knoxville.

•	Net interest margin increased from 3.05 percent for the quarter ended Sept. 30, 2009, to 3.19 percent for the quarter ended Dec. 31, 2009.

•	Revenue (the sum of net interest income and noninterest income) grew 19.2 percent from the fourth quarter of 2008 to the fourth quarter of 2009.

     Loans decreased during the fourth quarter of 2009 by $44.5 million, compared to growth of $64 million in the third quarter of 2009. Contributing to the net decrease in loans during the fourth quarter of 2009 were foreclosures of approximately $34.2 million and net charge-offs of approximately $6.7 million. At Dec. 31, 2009, Pinnacle’s allowance for loan losses was 2.58 percent of total loans, compared to 2.30 percent at Sept. 30, 2009, and 1.09 percent at Dec. 31, 2008.
     “Our fourth quarter results reflect increased provisioning due primarily to the impact that this economic cycle continues to have on the local real estate markets and the influence it has on our borrowers,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “Credit quality remains the primary area of focus for us. That said, we are pleased to report that, absent credit costs, we were able to grow the operating earnings of our firm even in this environment.
     “We have now experienced three consecutive quarters of net interest margin expansion,” Turner said. “Excluding the impact of $8.4 million in other real estate expenses and as further evidence of our efforts to increase the operating leverage our firm, our noninterest expense increased by $1.02 million between the third and fourth quarters of 2009, compared to a $2.92 million increase in total revenue for the same time period.”
FOURTH QUARTER 2009 HIGHLIGHTS:
•	Operating results
•	Revenue for the quarter ended Dec. 31, 2009, amounted to $45.21 million, compared to $37.93 million for the same quarter of last year, an increase of 19.2 percent.

•	Net loss available to common stockholders for the fourth quarter of 2009 was $3.98 million, compared to the prior year’s fourth quarter net income available to common stockholders of $7.74 million.
•	Balance sheet growth
•	Total deposits at Dec. 31, 2009, were $3.82 billion, up $290 million from $3.53 billion at Dec. 31, 2008, representing an annual growth rate of 8.2 percent.

•	Core funding amounted to $2.59 billion at Dec. 31, 2009, an increase of 25.2 percent from $2.07 billion at Dec. 31, 2008. Core funding also increased by $344 million, or 15.4 percent, during the fourth quarter of 2009.

•	Loans at Dec. 31, 2009, were $3.56 billion, up $208 million from $3.35 billion at Dec. 31, 2008, representing an annual growth rate of 6.2 percent.
•	Credit quality
•	Net charge-offs were $6.7 million for the three months ended Dec. 31, 2009, compared to $2.1 million for the three months ended Dec. 31, 2008. Net charge-offs as a percentage of average loan balances were 0.75 percent (annualized) for the three months ended Dec. 31, 2009, compared to 0.25 percent (annualized) for the three months ended Dec. 31, 2008. Net charge-offs as a percentage of average loan balances were 1.71 percent for the year ended Dec. 31, 2009, compared to 0.10 percent for the year ended Dec. 31, 2008. The $21.5 million charge-off of a loan to a bank holding company disclosed in May 2009 accounted for 0.60 percent of net charge-off’s as a percentage of average loan balances for the year ended Dec. 31, 2009.

•	Nonperforming assets were 4.29 percent of total loans and other real estate at Dec. 31, 2009, compared to 0.86 percent at Dec. 31, 2008.

•	Past due loans over 30 days, excluding nonperforming loans, were 0.46 percent of total loans at Dec. 31, 2009, compared to 0.60 percent at Dec. 31, 2008.
•	Capital
•	At Dec. 31, 2009, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.3 percent, compared to 6.2 percent at Dec. 31, 2008. Pinnacle’s tangible book value per common share was $10.71 at Dec. 31, 2009, compared to $11.70 at Dec. 31, 2008.

•	At Dec. 31, 2009, Pinnacle’s total risk-based capital ratio was 14.8 percent, compared to 13.5 percent at Dec. 31, 2008.
     “Loan balances actually decreased during the fourth quarter due to a number of factors including our intentional reduction in residential construction and development, tightened credit underwriting, increased charge-offs and foreclosures as well as weaker loan demand,” Turner said. “Additionally, we expect relatively weak loan demand throughout 2010 as borrowers and business owners continue to evaluate the depth of this economic cycle. Our construction and development portfolio as a percentage of total loans has decreased from 19.2 percent at Dec. 31, 2008, to 14.7 percent at Dec. 31, 2009. Our goal is to continue to decrease our exposure to construction and development loans throughout this year.
     “Nonperforming assets increased by $9.8 million during the fourth quarter of 2009,” Turner said. “We continue to aggressively seek resolution of troubled assets. Given the uncertainty as to when the economic landscape will improve, we cannot forecast that our nonperforming assets have peaked; however, over the next few quarters, we are hopeful that as we look back on 2009 we will be able to see that nonperforming loans did in fact peak in the fourth quarter of 2009.”
CREDIT QUALITY
•	Allowance for loan losses represented 2.58 percent of total loans at Dec. 31, 2009, compared to 2.30 percent at Sept. 30, 2009, and 1.09 percent a year ago.

•	Provision for loan losses was $15.69 million for the fourth quarter of 2009, compared to $3.71 million for the fourth quarter of 2008.
•	During the fourth quarter of 2009, the firm recorded net charge-offs of $6.7 million, compared to net charge-offs of $2.1 million during the same period in 2008. Net charge-offs to total average loans were 1.71 percent for the year ended Dec. 31, 2009.
     “During the fourth quarter we experienced net charge-offs of approximately $6.7 million, including $5.2 million in our construction and development loan portfolio,” Turner said. “We remain committed to the aggressive disposition of troubled assets throughout this next year.”
     Pinnacle reported that nonperforming loans and other real estate owned as a percentage of total loans and other real estate owned increased from 3.98 percent at Sept. 30, 2009, to 4.29 percent at Dec. 31, 2009. The following is a summary of the activity in various nonperforming asset categories for the quarter ended Dec. 31, 2009:

	Balances	Payments, Sales		Balances
(in thousands)	Sept. 30, 2009	and Reductions	Increases	Dec. 31, 2009
Nonperforming loans:
Residential construction & development	$86,975	$36,787	$14,067	$64,255
Other	34,751	12,070	37,773	60,454

Totals	121,726	48,857	51,840	124,709

Other real estate:
Residential construction & development	18,878	22,399	29,813	26,292
Other	3,891	5,034	4,454	3,311

Totals	22,769	27,433	34,267	29,603

Total nonperforming assets	$144,495	$76,290	$86,107	$154,312

REVENUE
•	Net interest income for the fourth quarter 2009 was $37.03 million, compared to $29.89 million for the same quarter last year, an increase of 23.88 percent.
•	Net interest margin for the fourth quarter of 2009 was 3.19 percent, compared to a net interest margin of 3.05 percent for the third quarter of 2009 and 2.96 percent for the same period last year.
•	Noninterest income for the fourth quarter 2009 was $8.18 million, a 1.70 percent increase from the $8.04 million recorded during the same quarter in 2008.
     “We are pleased with the continued expansion of our net interest margins this year,” said Harold Carpenter, Pinnacle’s chief financial officer. “Our fourth quarter net interest income is up more than $7 million from the fourth quarter of 2008. We are also pleased with growth in core funding, as we believe that core deposit growth will be the primary source of continued improvement in our margins for the next several quarters.”
     Net interest income was $37.03 million during the fourth quarter of 2009, which represented an increase of 7.19 percent over the third quarter of 2009 and an increase of 23.88 percent over the fourth quarter of 2008. This year-over-year increase was attributable to increased loan volumes funded with less expensive deposits. The continued funding shift from time deposits to money market accounts also contributed to the increase in net interest income this year compared to previous periods.
     During the fourth quarter of 2009, Pinnacle’s mortgage origination unit sold $121 million of mortgage loans, compared to $114 million sold during the third quarter of 2009 and $72.1 million during the fourth quarter of 2008. Gross fees on these loan sales were $1.88 million in the fourth quarter of 2009, compared to $1.83 million in the third quarter of 2009 and $1.46 million in the fourth quarter of 2008.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended Dec. 31, 2009, was $35.45 million, compared to $27.28 million in the third quarter of 2009 and $22.59 million in the fourth quarter of 2008.

•	Compensation expense was $15.04 million during the fourth quarter of 2009, compared to $14.25 million during the third quarter of 2009 and $10.01 million during the fourth quarter of 2008.

•	Included in noninterest expense for the fourth quarter of 2009 was $8.4 million in other real estate expenses, of which $5.4 million was attributable to losses on the sale of other real estate properties. Fourth quarter 2009 other real estate expense was approximately $7.1 million more than third quarter 2009 other real estate expense.

•	The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 78.4 percent during the fourth quarter of 2009, compared to 64.5 percent for the third quarter of 2009 and 59.5 percent in the fourth quarter of 2008.
INVESTMENTS IN FUTURE GROWTH
•	Pinnacle has hired 45 highly experienced associates for its denovo expansion to Knoxville that was announced on April 9, 2007. Loans outstanding in Knoxville at Dec. 31, 2009, were $436.5 million. Pinnacle opened two full-service offices in the Fountain City and Farragut areas of Knoxville during the fourth quarter of 2009.

•	Pinnacle also has two new Nashville offices and another Nashville location under construction. The new Belle Meade office opened in December 2009. The new Brentwood office, which consolidated Pinnacle’s two existing Brentwood locations opened last week. The firm anticipates the new 100 Oaks office will open in the first half of 2010.

•	Pinnacle’s total associate base at Dec. 31, 2009, was 777.0 full-time equivalents (FTEs), compared to 719.0 at Dec. 31, 2008. Pinnacle anticipates increasing its associate base by approximately 50 associates during 2010.

WEBCAST AND CONFERENCE CALL INFORMATION
     Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Wednesday, Jan. 20, 2010, to discuss fourth quarter 2009 results and other matters. To access the call for audio only, please call 1-888-297-0360. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
     For those unable to participate in the webcast, the webcast will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 120 days following the presentation.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
     The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $5.1 billion in assets at Dec. 31, 2009. In 2007, Pinnacle launched an expansion into Knoxville, another high growth MSA. At Dec. 31, 2009, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “should,” “seek,” “goal,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to continue to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in capital levels and loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the results of regulatory examinations; (ix) the development of any new market other than Nashville or Knoxville; (x) a merger or acquisition; (xi) any activity in the capital markets that would cause Pinnacle to conclude that there was impairment of any asset, including intangible assets; (xii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); and (xiii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy. A more detailed description of these and other risks is contained in Pinnacle’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on October 28, 2009. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	December 31, 2009	December 31, 2008

ASSETS
Cash and noninterest-bearing due from banks	$55,651,737	$68,388,961
Interest-bearing due from banks	19,338,499	8,869,680
Federal funds sold and other	91,611,838	12,994,114

Cash and cash equivalents	166,602,074	90,252,755

Securities available-for-sale, at fair value	931,012,091	839,229,428
Securities held-to-maturity (fair value of $6,737,336 and $10,642,973 at December 31, 2009 and December 31, 2008, respectively)	6,542,496	10,551,256
Mortgage loans held-for-sale	12,440,984	25,476,788

Loans	3,563,381,741	3,354,907,269
Less allowance for loan losses	(91,958,789)	(36,484,073)

Loans, net	3,471,422,952	3,318,423,196

Premises and equipment, net	80,650,936	68,865,221
Other investments	40,138,660	33,616,450
Accrued interest receivable	19,083,468	17,565,141
Goodwill	244,107,086	244,160,624
Core deposit and other intangible assets	13,686,091	16,871,202
Other real estate owned	29,603,439	18,305,880
Other assets	113,520,727	70,756,823

Total assets	$5,128,811,004	$4,754,074,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$498,087,015	$424,756,813
Interest-bearing	483,273,551	375,992,912
Savings and money market accounts	1,198,012,445	694,582,319
Time	1,644,226,290	2,037,914,307

Total deposits	3,823,599,301	3,533,246,351
Securities sold under agreements to repurchase	275,465,096	184,297,793
Federal Home Loan Bank advances and other borrowings	212,654,782	201,966,181
Federal Funds purchased	—	71,643,000
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	6,555,801	8,326,264
Other liabilities	12,039,843	29,820,779

Total liabilities	4,427,790,823	4,126,776,368

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at December 31, 2009 and December 31, 2008	89,462,633	88,348,647
Common stock, par value $1.00; 90,000,000 shares authorized; 33,029,719 issued and outstanding at December 31, 2009 and 23,762,124 issued and outstanding at December 31, 2008	33,029,719	23,762,124
Common stock warrants	3,348,402	6,696,804
Additional paid-in capital	524,366,603	417,040,974
Retained earnings	43,372,743	84,380,447
Accumulated other comprehensive income, net of taxes	7,440,081	7,069,400

Stockholders’ equity	701,020,181	627,298,396

Total liabilities and stockholders’ equity	$5,128,811,004	$4,754,074,764

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Interest income:
Loans, including fees	$42,452,503	$43,433,230	$162,271,036	$175,128,097
Securities:
Taxable	8,968,012	7,996,964	35,056,848	23,431,746
Tax-exempt	1,798,206	1,368,613	6,540,653	5,399,312
Federal funds sold and other	509,074	474,618	1,847,661	2,122,343

Total interest income	53,727,795	53,273,425	205,716,198	206,081,498

Interest expense:
Deposits	13,875,334	19,414,345	63,128,940	76,998,042
Securities sold under agreements to repurchase	541,710	585,705	1,689,073	2,666,760
Federal Home Loan Bank advances and other borrowings	2,279,986	3,381,222	10,106,922	12,201,797

Total interest expense	16,697,030	23,381,272	74,924,935	91,866,599

Net interest income	37,030,765	29,892,153	130,791,263	114,214,899
Provision for loan losses	15,694,281	3,710,131	116,758,231	11,213,543

Net interest income after provision for loan losses	21,336,484	26,182,022	14,033,032	103,001,356

Noninterest income:
Service charges on deposit accounts	2,595,064	2,698,760	10,199,838	10,735,080
Investment services	1,136,657	1,164,061	4,181,101	4,923,840
Insurance sales commissions	894,990	907,950	4,025,839	3,520,205
Gain on loans and loan participations sold, net	1,107,875	1,048,051	4,928,542	4,044,441
Net gain on sale of investment securities	—	—	6,462,241	—
Trust fees	705,906	556,727	2,590,997	2,178,112
Other noninterest income	1,736,093	1,663,989	7,263,068	9,316,689

Total noninterest income	8,176,585	8,039,538	39,651,626	34,718,367

Noninterest expense:
Salaries and employee benefits	15,037,236	10,013,629	56,709,814	49,396,022
Equipment and occupancy	5,064,152	5,365,135	18,056,080	16,600,272
Other real estate owned	8,392,630	1,117,962	14,257,005	1,403,022
Marketing and other business development	1,116,173	680,814	2,533,953	1,915,747
Postage and supplies	754,651	699,642	2,929,447	2,953,013
Amortization of intangibles	773,760	788,266	3,185,111	3,100,599
Other noninterest expense	4,309,075	2,423,610	20,906,040	11,993,345
Merger related expense	—	1,496,554	—	7,116,770

Total noninterest expense	35,447,677	22,585,612	118,577,450	94,478,790

Income (loss) before income taxes	(5,934,608)	11,635,948	(64,892,792)	43,240,933
Income tax expense (benefit)	(3,467,354)	3,583,095	(29,392,825)	12,367,015

Net income (loss)	(2,467,254)	8,052,853	(35,499,967)	30,873,918
Preferred dividends	1,213,889	263,889	4,815,972	263,889
Accretion on preferred stock discount	294,927	45,451	1,113,986	45,451

Net income (loss) available to common stockholders	$(3,976,070)	$7,743,513	$(41,429,925)	$30,564,578

Per share information:
Basic net income (loss) per common share available to common stockholders	($0.12)	$0.33	($1.46)	$1.34

Diluted net income (loss) per common share available to common stockholders	($0.12)	$0.31	($1.46)	$1.27

Weighted average shares outstanding:
Basic	32,502,101	23,491,356	28,395,618	22,793,699
Diluted	32,502,101	24,739,044	28,395,618	24,053,972
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	December 31, 2009			December 31, 2008
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans	$3,580,790	$42,453	4.71%	$3,282,461	$43,433	5.27%
Securities:
Taxable	799,558	8,968	4.45%	589,113	7,997	5.40%
Tax-exempt (1)	185,335	1,798	5.08%	132,938	1,369	5.40%
Federal funds sold and other	124,664	509	1.78%	72,798	475	2.80%

Total interest-earning assets	4,690,347	$53,728	4.60%	4,077,310	$53,273	5.25%

Nonearning assets
Intangible assets	258,266			261,570
Other nonearning assets	195,219			186,526

Total assets	$5,143,832			$4,525,406

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$371,932	$579	0.62%	$318,392	$614	0.77%
Savings and money market	1,125,208	3,726	1.31%	678,894	2,278	1.34%
Certificates of deposit	1,772,244	9,570	2.14%	1,953,681	16,522	3.36%

Total interest-bearing deposits	3,269,384	13,875	1.68%	2,950,967	19,414	2.62%
Securities sold under agreements to repurchase	303,801	542	0.71%	238,310	586	0.98%
Federal Home Loan Bank advances and other borrowings	229,734	1,450	2.50%	234,482	1,912	3.24%
Subordinated debt	97,476	830	3.38%	97,476	1,469	5.99%

Total interest-bearing liabilities	3,900,395	16,697	1.70%	3,521,235	23,381	2.64%
Noninterest-bearing deposits	517,296	—	—	442,267	—	—

Total deposits and interest-bearing liabilities	4,417,691	$16,697	1.50%	3,963,502	$23,381	2.35%

Other liabilities	11,400			21,644
Stockholders’ equity	714,741			540,260

Total liabilities and stockholders’ equity	$5,143,832			$4,525,406

Net interest income		$37,031			$29,892

Net interest spread (2)			2.90%			2.61%
Net interest margin (3)			3.19%			2.96%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Twelve months ended			Twelve months ended
(dollars in thousands)	December 31, 2009			December 31, 2008
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans	$3,525,033	$162,271	4.61%	$3,028,932	$175,128	5.78%
Securities:
Taxable	754,623	35,057	4.65%	448,229	23,432	5.23%
Tax-exempt (1)	165,702	6,541	5.21%	135,011	5,399	5.27%
Federal funds sold and other	93,212	1,848	2.16%	54,878	2,122	4.13%

Total interest-earning assets	4,538,570	$205,717	4.58%	3,667,050	$206,081	5.67%

Nonearning assets
Intangible assets	259,483			260,294
Other nonearning assets	213,681			176,546

Total assets	$5,011,734			$4,103,890

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$359,774	$1,983	0.55%	$368,995	$5,191	1.41%
Savings and money market	884,173	11,049	1.25%	705,988	11,954	1.69%
Certificates of deposit	2,022,196	50,097	2.48%	1,620,621	59,853	3.69%

Total interest-bearing deposits	3,266,143	63,129	1.93%	2,695,604	76,998	2.86%
Securities sold under agreements to repurchase	250,435	1,689	0.67%	196,601	2,667	1.36%
Federal Home Loan Bank advances and other borrowings	247,992	6,106	2.46%	200,699	6,870	3.42%
Subordinated debt	97,476	4,001	4.10%	88,223	5,332	6.04%

Total interest-bearing liabilities	3,862,046	74,925	1.94%	3,181,127	91,867	2.89%
Noninterest-bearing deposits	463,683	—	—	404,718	—	—

Total deposits and interest-bearing liabilities	4,325,729	$74,925	1.73%	3,585,845	$91,867	2.56%

Other liabilities	6,968			19,351
Stockholders’ equity	679,037			498,694

Total liabilities and stockholders’ equity	$5,011,734			$4,103,890

Net interest income		$130,792			$114,215

Net interest spread (2)			2.64%			2.78%
Net interest margin (3)			2.93%			3.17%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands)	2009	2009	2009	2009	2008	2008

Balance sheet data, at quarter end:
Total assets	$5,128,811	5,094,710	5,036,742	4,952,151	4,754,075	4,337,552
Total loans	3,563,382	3,607,886	3,544,176	3,473,959	3,354,907	3,202,909
Allowance for loan losses	(91,959)	(82,981)	(66,075)	(45,334)	(36,484)	(34,841)
Securities	937,555	932,440	926,085	868,472	849,781	628,807
Noninterest-bearing deposits	498,087	504,481	470,049	451,418	424,757	457,543
Total deposits	3,823,599	3,819,909	3,761,444	3,750,958	3,533,246	3,295,163
Securities sold under agreements to repurchase	275,465	215,674	215,135	209,591	184,298	198,807
FHLB advances and other borrowings	212,655	222,986	228,317	221,642	273,609	207,239
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	701,020	710,091	703,772	631,646	627,298	512,569

Balance sheet data, quarterly averages:
Total assets	$5,143,832	5,028,855	5,001,489	4,869,390	4,525,406	4,202,592
Total loans	3,580,790	3,583,182	3,517,254	3,416,462	3,282,461	3,129,549
Securities	984,893	918,628	912,192	864,280	722,051	590,143
Total earning assets	4,690,347	4,576,473	4,523,003	4,354,177	4,077,310	3,765,582
Noninterest-bearing deposits	517,296	462,783	455,709	417,861	442,267	409,850
Total deposits	3,786,680	3,746,566	3,735,789	3,648,567	3,393,234	3,178,863
Securities sold under agreements to repurchase	303,801	223,737	243,765	229,918	238,310	204,101
Advances from FHLB and other borrowings	229,734	236,660	255,263	234,887	234,482	215,739
Subordinated debt	97,476	97,476	97,476	97,476	97,476	90,465
Total stockholders’ equity	714,741	715,844	649,792	634,481	540,260	502,575

Statement of operations data, for the three months ended:
Interest income	$53,727	52,442	50,028	49,518	53,273	51,873
Interest expense	16,697	17,894	19,516	20,818	23,381	22,591

Net interest income	37,030	34,548	30,512	28,700	29,892	29,282
Provision for loan losses	15,694	22,134	65,320	13,610	3,710	3,125

Net interest income (loss) after provision for loan losses	21,336	12,414	(34,808)	15,090	26,182	26,157
Noninterest income	8,177	7,737	10,602	13,136	8,040	9,253
Noninterest expense	35,448	27,281	30,607	25,243	22,586	23,326

Income (loss) before taxes	(5,935)	(7,130)	(54,813)	2,983	11,636	12,084
Income tax expense (benefit)	(3,467)	(3,782)	(23,036)	893	3,583	3,288
Preferred dividends and accretion	1,509	1,504	1,470	1,447	309	—

Net income (loss) available to common stockholders	$(3,977)	(4,852)	(33,247)	643	7,744	8,796

Profitability and other ratios:
Return on avg. assets (1)	(0.31%)	(0.38%)	(2.67%)	0.05%	0.68%	0.83%
Return on avg. equity (1)	(2.21%)	(2.69%)	(20.52%)	0.41%	5.70%	6.96%
Net interest margin (1) (2)	3.19%	3.05%	2.75%	2.72%	2.96%	3.14%
Noninterest income to total revenue (3)	18.09%	18.30%	25.79%	31.40%	21.19%	24.01%
Noninterest income to avg. assets (1)	0.63%	0.61%	0.85%	1.09%	0.71%	0.88%
Noninterest exp. to avg. assets (1)	2.73%	2.15%	2.45%	2.10%	1.99%	2.21%
Efficiency ratio (4)	78.41%	64.52%	74.44%	60.34%	59.54%	60.53%
Avg. loans to average deposits	94.56%	95.64%	94.15%	93.64%	96.74%	98.45%
Securities to total assets	18.28%	18.30%	18.39%	17.54%	17.87%	14.50%
Average interest-earning assets to average interest-bearing liabilities	120.25%	119.13%	116.67%	114.80%	115.79%	114.83%
Brokered time deposits to total deposits (16)	8.67%	11.50%	14.71%	17.06%	16.55%	13.95%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands)	2009	2009	2009	2009	2008	2008

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$124,709	121,726	100,328	33,863	10,860	17,743
Other real estate (ORE)	$29,603	22,769	18,845	19,817	18,306	12,142
Restructured accruing loans	$26,978	12,827	—	—	—	—
Past due loans over 90 days and still accruing interest	$181	65	—	3,871	1,508	3,241
Net loan charge-offs	$6,718	5,228	44,579	4,760	2,068	73
Allowance for loan losses to nonaccrual loans	73.7%	68.2%	65.9%	133.9%	335.9%	196.4%
As a percentage of total loans:
Past due accruing loans over 30 days	0.46%	0.86%	0.52%	1.13%	0.60%	0.61%
Potential problem loans (5)	7.18%	7.24%	4.03%	2.56%	0.80%	0.83%
Allowance for loan losses	2.58%	2.30%	1.86%	1.30%	1.09%	1.09%
Nonperforming assets to total loans and ORE	4.29%	3.98%	3.34%	1.54%	0.86%	0.93%
Annualized net loan charge-offs year-to-date to avg. loans (6)	1.71%	2.04%	2.81%	0.56%	0.10%	0.05%
Avg. commercial loan internal risk ratings (5)	4.8	4.7	4.6	4.3	4.2	4.2
Avg. loan account balances (7)	$193	193	189	185	177	170

Interest rates and yields:
Loans	4.71%	4.61%	4.52%	4.57%	5.27%	5.60%
Securities	4.57%	4.69%	4.60%	5.18%	5.40%	5.24%
Total earning assets	4.60%	4.60%	4.49%	4.66%	5.25%	5.53%
Total deposits, including non-interest bearing	1.45%	1.60%	1.76%	1.97%	2.28%	2.35%
Securities sold under agreements to repurchase	0.71%	0.64%	0.70%	0.64%	0.98%	1.33%
FHLB advances and other borrowings	2.50%	2.48%	2.52%	2.71%	3.24%	3.40%
Subordinated debt	3.38%	3.86%	4.39%	4.80%	5.99%	5.65%
Total deposits and interest-bearing liabilities	1.50%	1.65%	1.81%	2.01%	2.35%	2.44%

Capital ratios (8):
Stockholders’ equity to total assets	13.7%	13.9%	14.0%	12.8%	13.2%	11.8%
Leverage	10.7%	10.9%	11.1%	9.7%	10.5%	8.7%
Tier one risk-based	13.1%	13.1%	13.3%	11.8%	12.1%	9.8%
Total risk-based	14.8%	14.7%	15.0%	13.3%	13.5%	11.2%
Tangible common equity to tangible assets	7.3%	7.5%	7.4%	6.0%	6.2%	6.2%
Tangible common equity to risk weighted assets	8.9%	9.1%	9.0%	7.4%	7.5%	7.2%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2009	2009	2009	2009	2008	2008

Per share data:
Earnings (loss) — basic	$(0.12)	(0.15)	(1.33)	0.03	0.33	0.38
Earnings (loss) — diluted	$(0.12)	(0.15)	(1.33)	0.03	0.31	0.36
Book value per common share at quarter end (9)	$18.41	18.74	18.57	22.30	22.40	21.63

Weighted avg. common shares — basic	32,502,101	32,460,614	24,965,291	23,510,994	23,491,356	23,174,998
Weighted avg. common shares — diluted	32,502,101	32,460,614	24,965,291	24,814,408	24,739,044	24,439,642
Common shares outstanding	33,029,719	32,956,737	32,929,747	24,060,703	23,762,124	23,699,790

Investor information:
Closing sales price	$14.22	12.71	13.32	23.71	29.81	30.80
High closing sales price during quarter	$14.47	17.03	24.01	29.90	32.00	36.57
Low closing sales price during quarter	$11.45	12.15	12.86	13.32	22.01	19.30

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$120,760	114,049	213,218	192,932	72,097	71,903
Gross fees (10)	$1,883	1,832	3,032	2,656	1,464	1,293
Gross fees as a percentage of mortgage loans originated	1.56%	1.61%	1.42%	1.38%	2.03%	1.80%
Commercial loans sold	$—	—	—	—	—	695
Gains on sales of investment securities, net	$—	—	2,116	4,346	—	—
Brokerage account assets, at quarter-end (11)	$933,000	898,000	786,000	724,000	738,000	806,000
Trust account assets, at quarter-end	$635,000	607,000	580,000	544,000	588,000	537,000
Floating rate loans as a percentage of total loans (12)	38.0%	38.0%	39.8%	40.0%	41.4%	41.4%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$81,630	92,837	102,515	122,123	125,429	136,069
Core deposits to total funding (13)	58.7%	51.5%	48.7%	46.7%	50.5%	50.9%
Risk-weighted assets	$3,970,193	4,000,359	3,942,844	3,825,590	3,705,606	3,493,361
Total assets per full-time equivalent employee	$6,601	6,634	6,752	6,728	6,614	5,999
Annualized revenues per full-time equivalent employee	234.0	221.4	221.7	226.1	209.9	214.4
Number of employees (full-time equivalent)	777.0	768.0	746.0	736.0	719.0	723.0
Associate retention rate (14)	95.5%	94.2%	92.5%	92.1%	88.9%	90.8%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	731.7	728.3	725.1	733.0	755.4	760.4
Knoxville MSA nonfarm employment	323.6	323.2	322.5	324.5	332.0	335.7
Nashville MSA unemployment	9.0%	9.2%	10.0%	8.8%	6.5%	6.0%
Knoxville MSA unemployment	8.3%	8.6%	9.3%	8.2%	6.4%	5.6%
Nashville residential median home price	$160.8	163.7	170.7	161.0	163.8	169.9
Nashville inventory of residential homes for sale	13.3	14.7	15.0	14.0	12.9	15.1
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA — UNAUDITED

	As of December 31,	As of December 31,
(dollars in thousands, except per share data)	2009	2008

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$5,128,811	$4,754,075
Less: Goodwill	(244,107)	(244,161)
Core deposit and other intangibles	(13,686)	(16,871)

Net tangible assets	$4,871,018	$4,493,043

Tangible common equity:
Total stockholders’ equity	$701,020	$627,298
Less: Preferred stock	(89,463)	(88,348)
Goodwill	(244,107)	(244,161)
Core deposit and other intangibles	(13,686)	(16,871)

Net tangible common equity	$353,764	$277,918

Tangible common equity divided by tangible assets	7.26%	6.19%

Tangible common equity per common share	$10.71	$11.70

	For the three months ended December 31,		For the twelve months ended December 31,
(dollars in thousands)	2009	2008	2009	2008

Average tangible assets:
Total average assets	$5,143,832	$4,525,406	$5,011,734	$4,103,890
Less: Average intangible assets	(258,266)	(261,570)	(259,483)	(260,294)

Net average tangible assets	$4,885,566	$4,263,836	$4,752,251	$3,843,596

Average tangible equity:
Total average stockholders’ equity	$714,741	$540,260	$679,037	$498,694
Less: Average intangible assets	(258,266)	(261,570)	(259,483)	(260,294)

Net average tangible stockholders’ equity	$456,475	$278,690	$419,554	$238,400

Net income (loss) available to common stockholders	$(3,976)	$7,744	$(41,430)	$30,565

Return on average tangible assets (annualized)	(0.32% )	0.72%	(0.87% )	0.80%

Return on average tangible stockholders’ equity (annualized)	(3.46% )	11.05%	(9.87% )	12.82%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

6.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

7.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

16.	Brokered deposits do not include balances under the Certificate of Deposit Account Registry Service (CDARS).